UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

THE HOWARD HUGHES CORPORATION

(formerly Spinco, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Galleria Tower

13355 Noel Road, Suite 950

Dallas, Texas  75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 9, 2010, The Howard Hughes Corporation (the “Company”) was spun off from General Growth Properties, Inc. (“GGP”) in connection with a plan of reorganization filed by GGP and certain of its subsidiaries under Chapter 11 of the U.S. Bankruptcy Code (the “Separation”).  In connection with the Separation, GGP transferred to the Company the assets and liabilities comprising the Company’s master planned communities and real estate development businesses.  On November 9, 2010, approximately 32.5 million shares of common stock of the Company were distributed to the common and preferred unit holders of GGP Limited Partnership, including GGP, and GGP distributed its portion of such shares to holders of GGP common stock (the “Distribution” and, together with the Separation, the “Spin-Off”).  GGP did not retain any ownership interest in the Company.

In connection with its plan of reorganization, GGP entered into investment agreements (the “Investment Agreements”) with each of (a) an affiliate of Brookfield Asset Management Inc. (and its designees, as applicable, “Brookfield”), (b) The Fairholme Fund and Fairholme Focused Income Fund (collectively, “Fairholme”) and (c) Pershing Square Capital Management, L.P., on behalf of Pershing Square L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively, “Pershing Square” and, together with Brookfield and Fairholme, the “Investors”).  Under the Investment Agreements, the Investors purchased $250 million of the Company’s common stock at the effective time of the Spin-Off.

In connection with the Spin-Off, the Company filed with the Securities and Exchange Commission (the “SEC”) an amended registration statement on Form 10 on November 4, 2010, which was declared effective on November 5, 2010 (the “Form 10”).

Item 1.01                                           Entry into a Material Definitive Agreement.

In connection with the Spin-Off, the Company entered into the agreements described below.

Separation Agreement

On November 9, 2010, the Company entered into a separation agreement (the “Separation Agreement”) with GGP, which contains the key provisions of the separation of the Company from GGP and certain terms governing the Company’s relationship with GGP after the Spin-Off.  The Separation Agreement identifies the assets transferred, liabilities assumed and contracts to be performed by each of the Company and GGP as part of the Separation, and provides for when and how these transfers, assumptions and assignments occur.  The assets were transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks associated with the use of such respective assets both prior to and following the Spin-Off, including where any conveyance proves to be insufficient to vest in the transferee good title, free and clear of any security interest.  For a more detailed summary of the Separation Agreement, see the description beginning on page 36 of the Form 10 under “Item 1. Business.”  A copy of the Separation Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference to this Item 1.01.

Transition Services Agreement

On November 9, 2010, the Company entered into a transition services agreement (the “Transition Services Agreement”) with GGP Limited Partnership and General Growth Management, Inc., each of which is a subsidiary of GGP (collectively, “GGP Management”), pursuant to which GGP Management or its subsidiaries will provide to the Company specified services on an interim basis for various terms not exceeding 24 months after the Spin-Off.  The services include payroll, human resources and employee benefits, financial systems management, treasury and cash management, accounts payable services, telecommunications services, information technology services, property management services, legal and accounting services and various other corporate services.  The Company may terminate certain services by giving GGP Management prior written notice.

Charges for transition services are generally based on an hourly fee arrangement and pass-through out-of-pocket costs.  Subject to certain exceptions, GGP Management’s liability for services provided under the Transition Services Agreement is limited to the greater of (a) the aggregate charges actually paid to GGP Management by the Company pursuant to the Transition Services Agreement, and (b) $10,000,000.  For a more detailed summary of the Transition Services Agreement, see the description beginning on page 40 of the Form 10 under “Item 1. Business.”  A copy of the Transition Services Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference to this Item 1.01.

Reverse Transition Services Agreement

On November 9, 2010, the Company entered into a reverse transition services agreement (the “Reverse Services Agreement”) with GGP Management, pursuant to which the Company will provide to GGP Management specified services on an interim basis for various terms not exceeding 24 months after the Spin-Off.  The services include income tax services and accounting and audit support services related to master planned communities and certain mall properties.  Charges under the Reverse Services Agreement are structured in the same manner as provided under the Transition Services Agreement.  Subject to certain exceptions, the Company’s liability for providing services under the Reverse Services Agreement is limited to the aggregate charges actually paid to the Company by GGP Management.  A copy of the Reverse Services Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference to this Item 1.01.

Employee Matters Agreement

On November 9, 2010, the Company entered into an employee matters agreement (the “Employee Matters Agreement”) with GGP Management, which governs the Company’s compensation and employee benefit obligations with respect to the Company’s current and former employees and for other employment and employee benefits matters.  The Employee Matters Agreement allocates liabilities and responsibilities related to employee compensation and benefit plans and programs and related matters in connection with the Spin-Off, including the treatment of outstanding option awards, annual and long-term incentive awards, severance arrangements, retirement plans and welfare benefit obligations.  Under the Employee Matters Agreement, the Company assumes all liabilities and assets relating to employee compensation and benefits for its current and former employees (including compensation awarded pursuant to GGP Management’s incentive plan for full-time employees, the 2010 Cash Value Added Incentive Compensation Plan (the “CVA Plan”)), and GGP Management generally retains all liabilities and assets relating to employee compensation and benefits for current and former GGP Management employees (including compensation awarded pursuant to the CVA Plan).  For a more detailed summary of the Employee Matters Agreement, see the description beginning on page 41 of the Form 10 under “Item 1. Business.”  A copy of the Employee Matters Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference to this Item 1.01.

Employee Leasing Agreement

On November 9, 2010, the Company entered into an employee leasing agreement (the “Employee Leasing Agreement”) with GGP Management pursuant to which GGP Management has agreed to provide to the Company all individuals employed by GGP Management exclusively in or in support of the Company’s business and other employees agreed upon by GGP Management and the Company (collectively, the “Leased Employees”).  The Leased Employees will remain employees of GGP Management for the purposes of payroll, employment taxes, employee benefits, workers compensation and related obligations.  Following each pay period, the Company will pay GGP Management for all direct payroll costs (including wages, bonuses, incentive compensation, severance, employee benefit and insurance costs), indirect payroll costs (billed as 2% and 4.25% of corporate employees’ and field employees’ earnings, respectively) and out-of-pocket expenses attributable to Leased Employees.  The Employee Leasing Agreement terminates on December 31, 2010, unless earlier terminated by the Company.  A copy of the Employee Leasing Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference to this Item 1.01.

Tax Matters Agreement

On November 9, 2010, the Company and GGP entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the rights, responsibilities and obligations of each of the parties with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.  Taxes resulting from the failure of certain of the transactions related to the Spin-Off to qualify as a tax-free transaction for U.S. federal income tax purposes will generally be borne by the Company and GGP based on percentages to be determined in accordance with their relative market capitalization.  However, if the failure to qualify is attributable to the Company’s or GGP’s action or inaction or any event (or series of events) involving the Company’s or GGP’s assets or stock, the resulting liability will be borne in full by the Company or GGP, as applicable. The Company’s obligations under the Tax Matters Agreement are not subject to any cap.  The Tax Matters Agreement also restricts the Company’s ability to take actions that could cause the Spin-Off to fail to qualify as a tax-free reorganization for U.S. federal income tax purposes.  For a more detailed summary of the Tax Matters Agreement, see the description beginning on page 40 of the Form 10 under “Item 1. Business.”  A copy of the Tax Matters Agreement is attached hereto as Exhibit 10.5 and incorporated herein by reference to this Item 1.01.

Surety Bond Indemnity Agreement

On November 9, 2010, the Company and GGP entered into a surety bond indemnity agreement (the “Surety Bond Indemnity Agreement”) that governs the continuation of certain surety bonds that were issued under GGP’s surety bond facilities prior to the Spin-Off in connection with projects related to the Company’s business (the “THHC Bonds”). Under the Surety Bond Indemnity Agreement, the Company has agreed to reimburse GGP for any applicable premiums and fees in connection with the THHC Bonds, and to pay GGP an additional market rate for the continued use of its surety bond facilities. The Company has also agreed to indemnify GGP or its applicable subsidiary from and against, and pay to GGP or its applicable subsidiary the amount of, any and all losses resulting from the THHC Bonds.  The Company has agreed to replace, discharge or eliminate each of the THHC Bonds as promptly as practicable, but within 24 months of the Spin-Off, with a new surety bond, letter of credit or similar instrument that does not involve any recourse to GGP or its applicable subsidiary.  A copy of the Surety Bond Indemnity Agreement is attached hereto as Exhibit 10.6 and incorporated herein by reference to this Item 1.01.

Stockholder Investment Agreements

In connection with the plan of reorganization, GGP entered into the Investment Agreements pursuant to which the Investors purchased $250 million of the Company’s common stock at the effective time of the Spin-Off.  In connection with the Investment Agreements, the Company entered into warrant agreements, registration rights agreements and stockholders agreements with the Investors.  The descriptions of these agreements included in Item 3.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

In addition, on November 9, 2010, the Company entered into a registration rights agreement with M.B. Capital Partners, M.B. Capital Partners III and M.B. Capital Units LLC (collectively, “M.B. Capital”) with respect to all registrable securities issued to or held by M.B. Capital (the “M.B. Capital Agreement”). The M.B. Capital Agreement provides for demand rights and customary piggyback registration rights for M.B. Capital.  The M.B. Capital Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference to this Item 1.01.

Director and Officer Indemnification Agreements

On November 9, 2010, the Company’s board of directors (the “Board”) approved a form of indemnification agreement to be entered into with each of the Company directors and executive officers.  The agreement requires the Company to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts reasonably incurred by the director or officer in any action or proceeding arising out of the person’s service as a director or executive officer.  The Company is also expressly authorized to carry directors’ and officers’ insurance to protect itself, its directors, officers and employees from liability.  The form of director and officer indemnification agreement is attached hereto as Exhibit 10.7 and incorporated by reference to this Item 1.01.

Item 3.02                                           Unregistered Sales of Equity Securities.

In connection with its plan of reorganization, GGP entered into the Investment Agreements pursuant to which the Investors purchased $250 million of the Company’s common stock at $47.619048 per share at the effective time of the Spin-Off.  In addition, the Investors entered into agreements with Blackstone Real Estate Partners VI L.P. (“Blackstone” and together with its permitted assigns, the “Blackstone Investors”) whereby Blackstone subscribed for approximately 7.6% of the shares of reorganized GGP’s and the Company’s common stock issued to each of the Investors under the Investment Agreements and, in connection therewith, received an allocation of each Investor’s warrants issued pursuant to the Warrant Agreements (as described herein) to acquire the Company’s common stock on the date of the Spin-Off (collectively, the “Blackstone Designation”).

Under the Investment Agreements and the Blackstone Designation, the Company issued 2,424,618 shares of Company common stock to Brookfield Investor, 1,212,309 shares to Pershing Square, 1,212,309 shares to Fairholme and 400,764 shares to the Blackstone Investors.  These shares were issued in connection with a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with the Investment Agreements, the Company entered into the following agreements at the effective time of the Spin-Off.

Warrant Agreement

On November 9, 2010, the Company entered into a warrant agreement (the “Warrant Agreement”) with Mellon Investor Services, LLC, as warrant agent, pursuant to which the Company issued (a) warrants to Brookfield to purchase approximately 3.83 million shares of Company common stock, (b) warrants to Fairholme to purchase approximately 1.92 million shares of Company common stock, (c) warrants to Pershing Square to purchase up to approximately 1.92 million shares of Company common stock and (d) warrants to the Blackstone Investors to purchase approximately 0.33 million shares of Company common stock.  The warrants have an initial exercise price of $50.00 per share and a term of seven years.  The warrants issued to Brookfield, Pershing Square and the Blackstone Investors are immediately exercisable.  The warrants issued to Fairholme are exercisable upon 90 days’ prior written notice for the first six and one-half years and, thereafter, are exercisable without notice.  The warrants issued to Pershing Square and to Fairholme can only be exercised on a net share basis.  The warrants

(a) are subject to anti-dilution adjustments in connection with dividends and certain other events and (b) provide for a right to require that the warrants be cashed out at a Black-Scholes-based formula value upon certain change of control events.  For a more detailed summary of the Warrant Agreement, see the description beginning on page 110 of the Form 10 under “Item 11. Description of the Registrant’s Securities to be Registered.”  The Warrant Agreement is attached hereto as Exhibit 10.8 and incorporated herein by reference to this Item 1.01.

Registration Rights Agreements

On November 9, 2010, the Company entered into registration rights agreements (the “Registration Rights Agreements”) with each of the Investors and the Blackstone Investors with respect to all registrable securities issued to or held by such Investor or Blackstone Investor. The Registration Rights Agreements require the Company to maintain a shelf registration statement, and provide for demand rights (except for the Blackstone Investors) and customary piggyback registration rights. The Registration Rights Agreements are attached hereto as Exhibits 99.2, 99.3 and 99.4 and incorporated herein by reference to this Item 1.01.

Stockholders Agreements

On November 9, 2010, the Company entered into a letter agreement with each of the Investors (collectively, the “Stockholders Agreements”).  Subject to certain exceptions, if the Company makes a public or non-public offering of its common stock (or securities convertible or exchangeable into common stock), each Investor has a right to acquire the securities for the same price and on the same terms up to the amount needed for it to maintain its aggregate proportionate common stock-equivalent interest in the Company on a fully diluted basis.  These rights will terminate as to Fairholme and Pershing Square when the Investors beneficially own less than 5% of the outstanding shares of the Company on a fully diluted basis and as to Brookfield when it beneficially owns less than 5% of the outstanding shares of the Company.

Under the Stockholders Agreements, the Company has agreed to nominate and use reasonable best efforts to have elected to the Board certain director nominees designated by Pershing Square and Brookfield.  Pershing Square has the right to nominate three directors so long as the Investors beneficially own at least a 17.5% fully diluted economic interest in the Company and two Board designees so long as the Investors beneficially own at least a 10% fully diluted economic interest in the Company.  Brookfield has the right to nominate one director so long as it beneficially owns at least 10% of the Company’s common stock on a fully diluted basis. Any Board members designated by Pershing Square or Brookfield are not required to be independent but are subject to reasonable eligibility criteria applied in good faith to other Board candidates by the Nominating and Corporate Governance Committee.  Board committees are also required to have proportionate representation of Brookfield and Pershing Square designees, except special committees and as required by independence rules. The Stockholders Agreements are attached hereto as Exhibits 10.9, 10.10 and 10.11 and incorporated herein by reference to this Item 1.01.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective as of the time of the Spin-Off, Adam Metz and Thomas Nolan, Jr., the Company’s two directors prior to the Spin-Off, fixed the number of directors at ten, and elected the eight persons identified below to the Board, with each such director to serve until his successor is duly elected or appointed or until the earlier of his resignation, removal or death.  Messrs. Metz and Nolan stepped down from the Board effective upon the Spin-Off, upon which the number of the directors of the Company was fixed at eight.

The following table sets forth the individuals who were appointed to the Board as of the effective time of the Spin-Off:

Name	Age
William Ackman	44
David Arthur	57
Gary Krow	55
Allen Model	64
Adam Flatto	47
Jeffrey Furber	51
R. Scot Sellers	53
Steven Shepsman	58

For more information regarding each of the Company’s directors, see the biographies beginning on page 94 of the Form 10 under “Item 5. Directors and Executive Officers.”

The Board made the following committee appointments at the effective time of the Spin-Off.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William Ackman		✓
David Arthur		✓
Gary Krow	✓	✓(Chair)
Allen Model	✓
Adam Flatto			✓
Jeffrey Furber			✓
R. Scot Sellers		✓	✓
Steven Shepsman	✓(Chair)		✓

In accordance with the Company’s Stockholders Agreements with Brookfield and Pershing Square, Brookfield designated Mr. Arthur as a director nominee and Pershing Square designated Messrs. Ackman, Krow and Model as director nominees.  The Company has also entered into Registration Rights Agreements with Brookfield and Pershing Square and Warrant Agreements with each of the Investors.  The descriptions of the Stockholders Agreements, Registration Rights Agreements and Warrant Agreements included in Item 3.02 of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

As previously disclosed, the Company entered into a management services agreement (the “Management Agreement”) with Brookfield Advisors LP (“Brookfield Advisors”) on August 6, 2010 pursuant to which Brookfield Advisors has agreed to provide the Company with interim executive officers and commercial, technical, administrative and strategic services until the Company’s permanent executive management team can be identified and assume their roles.  The Management Agreement has an initial term of six months, and may be extended for up to an additional six months at the Company’s option, subject to good faith negotiation with respect to certain terms.  Under the Management Agreement, the Company has agreed to pay Brookfield Advisors a management fee of $500,000 per month during the initial six-month term.  Brookfield Advisors is an affiliate of Brookfield, one of the Company’s stockholders.  In September 2010, Brookfield subcontracted its services under the Management Agreement to TPMC Realty Corporation (the “TPMC Arrangement”).  The costs of the TPMC Arrangement are generally borne by Brookfield Advisors.  For a more detailed summary of the Management Agreement, see the description on page 105 of the Form 10 under “Item 7. Certain Relationships and Related Party Transactions, and Director Independence.”  A copy of the Management Agreement is attached hereto as Exhibit 10.12 and incorporated herein by reference to this Item 5.02.

Election of Executive Officers

Effective as of the time of the Spin-Off, the Board appointed the individuals identified below to executive officer positions, with each such officer to hold office until his successor is duly elected or qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

Name	Age	Office
David Arthur	57	Interim Chief Executive Officer
Rael Diamond	33	Interim Chief Financial Officer
David Weinreb	46	Interim Chief Operating Officer
Grant Herlitz	38	Interim Executive Vice President

David Arthur, has served as the Company’s Interim Chief Executive Officer since August 2010 and was appointed to the Board effective as of the time of the Spin-Off.  Since 2004, Mr. Arthur has been the President and Chief Executive Officer of Brookfield Real Estate Opportunity Fund (“BREOF”), a real estate opportunity fund investing in high yield office, industrial and residential real estate opportunities in major markets in the United States and Canada.  Brookfield Asset Management is the principal investor and sponsor in BREOF.  Mr. Arthur has also been a managing partner in the Real Estate Investments, North American division for Brookfield Asset Management since December 2009.  Prior to joining BREOF, Mr. Arthur was President and Chief Executive Officer of Brookfield Properties Ltd., where his responsibilities in Canada, Denver, Minneapolis and southern California included property acquisitions, value-add capital and leasing programs, operations, financing and the sourcing of institutional partners. Mr. Arthur was the founding chairman of Brookfield LePage Johnson Controls, a major Canadian facilities management company and his previous experience includes Cadillac Fairview Corporation Limited, Cambridge Leaseholds and Coscan Development.  Mr. Arthur served as a director on the board of directors of Brookfield Properties Corporation until 2004.

Rael Diamond, has served as the Company’s Interim Chief Financial Officer since August 2010 and has been Senior Vice President Finance of Brookfield Asset Management’s real estate platform since 2009.  In 2008, Mr. Diamond was the Chief Financial Officer of Adira Capital Corporation, a private investment firm.  Prior to 2008 he held various finance positions within Brookfield Properties including Vice President and Controller of Brookfield Properties. Prior to 2003, he was with the Financial Advisory Services Group of Deloitte & Touche LLP.  He is a Chartered Accountant.

David Weinreb, was appointed as the Company’s Interim Chief Operating Officer effective as of the time of the Spin-Off.  Mr. Weinreb has served as the Chairman and Chief Executive Officer of TPMC Realty Corporation, an investment firm, from 1993 to 2010.  Mr. Weinreb previously served as Director of Operations of Thornton Partners Management Company (“TPMC”) from 1987 to 1990 and then as Executive Vice President and Chief Operations Officer of TPMC from 1990 to 1993.  From 1986 to 1987, he was Project Manager for The MacDonald & Masi Company.  From 1984 to 1986, he worked as a broker with Murray Financial.  Mr. Weinreb also serves on the Advisory Council for the Lusk Center for Real Estate at the University of Southern California.

Grant Herlitz, was appointed as the Company’s Interim Executive Vice President effective as of the time of the Spin-Off.  Mr. Herlitz has served as both President and Chief Financial Officer of TPMC Realty Corporation.  Mr. Herlitz joined TPMC Realty Corporation in October 2000 as Vice President of Investments.  From 1997 to 2000, Mr. Herlitz was Assistant to the Chairman and Chief Executive Officer of FirstPlus Financial Group, Inc.  From 1994 to 1997, Mr. Herlitz worked as a tax accountant.  Mr. Herlitz began his career with the European Community Observer Mission to South Africa, an organization established in conjunction with the United Nations to observe political change in South Africa.  Grant is a licensed CPA and a member of the Texas Board of Public Accountancy.

Equity Plan

As previously disclosed, on November 5, 2010, the sole stockholder of the Company approved the Company’s 2010 Equity Incentive Plan (the “Equity Plan”), which is designed to provide incentives to attract, retain and motivate the Company’s directors, officers, employees and consultants.  The number of shares of Company common stock reserved for issuance under the Equity Plan is equal to 8% of the Company’s outstanding shares on a fully diluted basis as of the date of the Spin-Off.  Directors, officers, employees and consultants of the Company and its subsidiaries and affiliates are eligible to participate in the Equity Plan.  The Equity Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation.  The Equity Plan terminates ten years after the Spin-Off.  For a more detailed summary of the Equity Plan, see the description beginning on page 100 of the Form 10 under “Item 6. Executive Compensation.”  The Equity Plan is attached hereto as Exhibit 10.13 and incorporated by reference to this Item 1.01.

On November 9, 2010, the Company entered into non-qualified stock option agreements (the “Option Agreements”) with each of Adam S. Metz and Thomas Nolan, Jr., who served as directors and officers of the Company prior to the Spin-Off and who currently serve as directors and executive officers of GGP.  Pursuant to GGP’s plan of reorganization, each outstanding option to acquire shares of GGP stock was converted into (a) an option to acquire the same number of shares of common stock of reorganized GGP, and (b) a separate option to acquire 0.098344 shares of Company common stock (the “Converted THHC Options”).  In connection with the Spin-Off, the Company assumed under the Equity Plan the Converted THHC Options held by Mr. Metz to purchase 99,893 shares of Company common stock and the Converted THHC Options held by Mr. Nolan to purchase 80,164 shares of Company common stock.  The assumed options are immediately exercisable.  The assumption of these options does not reduce the maximum number of shares available for issuance under the Equity Plan.  For a more detailed summary of these stock option awards, see the description beginning on page 42 of the

Form 10 under “Item 1. Business.”  The Option Agreements are attached hereto as Exhibits 10.14, 10.15 and 10.16 and incorporated by reference to this Item 1.01.

Director Compensation

On November 9, 2010, the Board approved the terms of a non-management director compensation program and directed the Compensation Committee to implement the program.  This program provides for an annual retainer to be paid in a mix of cash and restricted stock.  Each non-management director is given the opportunity annually to elect the percentage of his annual retainer payable in restricted stock with 50% as the minimum percentage and 100% as the maximum.  The directors’ expenses are reimbursed in cash.

The following table summarizes the components of compensation payable to the Company’s non-management directors:

Fee	Amount
Annual retainer for board service (cash and/or restricted stock)	$112,000
Board meeting fee (in-person)	$2,000
Board meeting fee (telephonic)	$750
Audit Committee chair	$20,000
Compensation Committee chair	$7,500
Nominating and Corporate Governance Committee chair	$7,500
Audit Committee member	$10,000
Compensation Committee member	$3,750
Nominating and Corporate Governance Committee member	$3,750
Committee meeting fee (in-person)	$1,000
Committee meeting fee (telephonic)	$500

For the period from the date of the Spin-Off to the date of the Company’s annual meeting of stockholders in 2011, each director will receive 50% of the annual retainer, or $56,000, and may elect to receive from 50% to 100% of this amount in restricted stock.  The initial restricted stock award will be granted shortly after the date of the Spin-Off.  Subsequent awards are expected to be made as of the close of business on the date of the Company’s annual meeting of stockholders.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws were approved by the Company’s sole stockholder on November 9, 2010, to be effective as of the time of the Spin-Off.  For a summary of the key provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see the Company’s Form 10.  Copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.05                                             Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 9, 2010, the Board adopted Corporate Governance Guidelines and Codes of Business Conduct and Ethics applicable to the Company’s directors, officers and employees, which are available under the “Investors” tab on the Company’s website, http://www.howardhughes.com.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Separation Agreement, dated November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.
3.1	Amended and Restated Certificate of Incorporation of The Howard Hughes Corporation
3.2	Amended and Restated Bylaws of The Howard Hughes Corporation
10.1	Transition Services Agreement, dated November 9, 2010, between The Howard Hughes Corporation, GGP Limited Partnership and General Growth Management, Inc.
10.2	Reverse Transition Services Agreement, dated November 9, 2010, between The Howard Hughes Corporation, GGP Limited Partnership and General Growth Management, Inc.
10.3	Employee Matters Agreement, dated November 9, 2010, between The Howard Hughes Corporation, GGP Limited Partnership and General Growth Management, Inc.
10.4	Employee Leasing Agreement, dated November 9, 2010, between The Howard Hughes Corporation, GGP Limited Partnership and General Growth Management, Inc.
10.5	Tax Matters Agreement, dated November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.
10.6	Surety Bond Indemnity Agreement, dated November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.
10.7	Form of indemnification agreement for officers and directors of The Howard Hughes Corporation
10.8	Warrant Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Mellon Investor Services LLC
10.9	Letter Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Brookfield Retail Holdings LLC
10.10	Letter Agreement, dated November 9, 2010, between The Howard Hughes Corporation and The Fairholme Fund and Fairholme Focused Income Fund
10.11	Letter Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Pershing Square Capital Management, L.P.
10.12

Management Services Agreement, dated August 6, 2010, between The Howard Hughes Corporation and Brookfield Advisors LP (incorporated by reference to Exhibit 10.4 to the Company’s Form 10, filed October 7, 2010)

10.13	The Howard Hughes Corporation 2010 Equity Incentive Plan
10.14	Non-Qualified Stock Option Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Adam S. Metz
10.15	Non-Qualified Stock Option Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Thomas Nolan Jr. (in his capacity as a director)
10.16	Non-Qualified Stock Option Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Thomas Nolan Jr. (in his capacity as an employee)
99.1	Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and M.B. Capital Partners, M.B. Capital Partners III and M.B. Capital Units LLC
99.2

Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-D LLC, Brookfield Retail Holdings V LP and Brookfield US Retail Holdings LLC

99.3	Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and The Fairholme Fund and Fairholme Focused Income Fund
99.4

Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Pershing Square Capital Management, L.P., Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Holdings VI L.P., and Blackstone GGP Principal Transaction Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Rael Diamond
Rael Diamond
Interim Chief Financial Officer

Date: November 12, 2010